Exhibit 99-1

Amphenol	News Release

World Headquarters

358 Hall Avenue

P. O. Box 5030

Wallingford, CT 06492-7530

Telephone (203) 265-8900

FOR IMMEDIATE RELEASE

For Further Information:

Diana G. Reardon

Senior Vice President and

  Chief Financial Officer

203/265-8630

www.amphenol.com

AMPHENOL ANNOUNCES
FIRST QUARTER 2007 DIVIDEND PAYMENT

Wallingford, Connecticut.  January 26, 2007.  Amphenol Corporation (NYSE-APH) announced today its continuing quarterly dividend on its Common Stock in the amount of $.03 per share.  The Company will pay its first quarter dividend for 2007 on or about April 4, 2007 to shareholders of record as of March 14, 2007.

Amphenol Corporation is one of the world’s leading producers of electronic and fiber optic connectors, cable and interconnect systems.  Amphenol products are engineered and manufactured in the Americas, Europe and Asia and sold by a worldwide sales and marketing organization.  Amphenol has a diversified presence as a leader in high growth segments of the interconnect market including:  Military, Commercial Aerospace, Automotive, Broadband Communication, Industrial, Information Technology and Data Communications Equipment, Mobile Devices and Wireless Infrastructure.